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                                                                 EXHIBIT 10.35.1

                                       ICP

                          WESTERN DIGITAL CORPORATION

                      INCENTIVE COMPENSATION PROGRAM (ICP)

                           PURPOSE
                           -----------------------------------------------------

                           The purpose of this program is to focus participants on achieving key financial and strategic objectives at the corporate and business group levels that will lead to the creation of value for the Company's shareholders and provide participants the opportunity to earn significant awards, commensurate with performance.

                           ELIGIBILITY
                           -----------------------------------------------------

                           Program eligibility is for the Hard Drive Solutions group of Western Digital and the Corporate employees supporting them who are in, or who are hired into, any of the engineering salary grades or other management personnel.

                           Eligibility may also be granted to employees who have an authorized written agreement that grants them eligibility.

                           Employees of Western Digital and its domestic subsidiaries who are not eligible may receive a discretionary (spot bonus) award but do not generate any budget.

                           DESCRIPTION OF THE PROGRAM
                           -----------------------------------------------------

                           The Incentive Compensation Program will pay as cash awards to participants for the achievement of predetermined performance goals. Each participant will be assigned a pool or target bonus percentage, which when multiplied by the participant's semi-annual base salary, will determine the pool or target bonus semi-annual payout.

                           Predetermined performance goals were established and approved by the Compensation Committee of the Board of Directors.

                           The actual performance achieved will determine the percentage used to calculate the award at the end of the program year. The size of the actual award can vary between 0% and 200% of the pool or target award.

                           In addition, individual and pool awards may be adjusted upward or downward by the Chief Executive Officer from the amount generated by the formula. The Chief Executive Officer's award may be adjusted upward or downward by the Compensation Committee.



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                           OPERATION OF THE PROGRAM
                           -----------------------------------------------------

Program Period:            The two semi-annual periods July 1 to December 31 and
                           January 1 to June 30

Award Opportunities:       The award for participants will be expressed as a
                           percentage of salary, and determined according to salary grade.

Performance Measures:      Performance will be measured at the corporate and
                           business group levels. Performance measures that will be used Incentive Compensation Program are as follows:

                           - EBITDA less CapEx -- Earnings Before Income-Taxes Depreciation and Amortization less Capital Expenditures for the Hard Drive Solutions business group.

                           - Other Financial Metrics which may be deemed appropriate including:

                               -   Gross Margin

                               -   Cash Flow

                               -   Time to Market

                               -   Time to Volume

                               -   Time to Quality

Goals and Weighting:       Each team will have goals at the corporate, business
                           group and/or team level, and each goal will have an assigned weighting.

                           The percentage of target bonus opportunity earned (before discretionary adjustments) will vary from the target bonus opportunity based on actual performance achieved relative to the performance goals.

                           ADDITIONAL PROVISIONS
                           -----------------------------------------------------

Award Thresholds:          EBITDA must be at a minimum level for incentives to
                           be paid under any aspect of the Program.

                           In addition, each team may have a predetermined thresholds below which no incentives will be paid for that business group.

Total Award Cap:           Total awards paid under this Program may not exceed a
                           preset percentage of corporate operating profit as determined by the Compensation Committee. Any award reductions attributable to the preset percentage cap will be made by the Chief Executive Officer.

Award Adjustment:          Group award levels may be adjusted upward or downward
                           by up to 25% by the Chief Executive Officer provided that total awards do not exceed the amounts generated by formula.

                           After application of the group performance, individual awards may be adjusted upward or downward based on the adjustment table below.


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                           Approval from the Chief Executive Officer is required
                           for adjustments outside of these limits. The Chief Executive Officer's award may be adjusted upward or downward by the Compensation Committee. The adjustments by salary grade level (or equivalent) are as follows:

                            Salary Grade         Upward               Downward
                           (or equivalent)     Adjustment            Adjustment
                           ---------------     ----------           ------------
                           All Participants       +100%                -100%

                           All awards under this program are discretionary. The amount of the award including adjustments is determined by Western Digital in its sole discretion. No employee has any contractual right to receive an award pursuant to this program due to his/her employment at Western Digital.

Extraordinary  Events:     The Compensation Committee, in its discretion, may
                           adjust the basis upon which performance is measured to reflect the effect of significant changes that include, but are not limited to, unbudgeted acquisitions/ divestitures, unusual or extraordinary accounting items, or significant, unplanned changes in the economic or regulatory environment.

Termination:               Participants must be employed by the Company at the
                           end of the semi-annual period to receive an award. If a participant terminates for reason of retirement, total and permanent disability, or death, the Compensation Committee has the discretion to pay prorated awards based upon the percentage of the period worked.

Partial Year               The Compensation Committee, in its discretion, may
Participation:             pay prorated awards to people hired or promoted into
                           eligible positions. In general, awards will be prorated for participants who begin before employment more than 3 months into the period.

Deferred Payout:           Before the end of the calendar year, the participant
                           may elect to defer payout of all or part of the award in accordance with Western Digital's Deferred
                           Compensation Plan. The deferred amount will be credited with a rate as specified in the Western
                           Digital's Deferred Compensation Plan.

Payout of Award:           Awards will be paid in cash as soon as possible
                           following the end of the semi-annual period or according to the participant's deferral election.



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